SOUTHWESTERN ENERGY COMPANY
NONQUALIFIED RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005
(except as otherwise provided therein)

i

4.1	Salary Deferrals	4
4.2	Bonus Deferrals	4
4.3	Matching Allocations	4

Article 5 DEFERRAL ELECTION TIMING RULES		5

5.1	Salary Deferrals	5
5.2	Bonus Deferrals	5
5.3	Deferral Forms; Irrevocability	5
5.4	No Rolling Election	6

Article 6 ACCOUNTS		6

6.1	Accounts	6
6.2	Crediting of Accounts	6
6.3	Investments for Accounts	6
6.4	Expenses	6

Article 7 VESTING		6

Article 8 DISTRIBUTION OF ACCOUNTS		7

8.1	Time of Distribution	7
8.2	Election as to Form	7
8.3	Permitted Acceleration of Payment	7
8.4	Unforeseeable Emergency	8
8.5	Taxes	8

Article 9 PLAN ADMINISTRATION		8

9.1	Plan Administration and Interpretation	8
9.2	Powers, Duties, Procedures	9
9.3	Claims Procedure	9
9.4	Information	10
9.5	Indemnification of Committee	10

Article 10 AMENDMENT AND TERMINATION		10

10.1	Authority to Amend and Terminate	10
10.2	Existing Rights	11
10.3	Transition Relief Amendment	11

Article 11 MISCELLANEOUS		11

11.1	No Funding	11
11.2	General Creditor Status	11

ii

11.3	Non-assignability	11
11.4	Participants Bound	11
11.5	Satisfaction of Claims; Unclaimed Benefits	11
11.6	Governing Law and Severability	12
11.7	Not Contract of Employment	12
11.8	Headings	12
11.9	Number and Gender	12

iii

Southwestern Energy Company
Nonqualified Retirement Plan

As Amended and Restated Effective January 1, 2005

ARTICLE 1
INTRODUCTION

1.1

Purpose and History of Plan.  Southwestern Energy Company (the “Company”) established the Southwestern Energy Company Nonqualified Retirement Plan (the “Plan”) to permit a select group of management and highly compensated employees of an Employer to defer the receipt of income which would otherwise be payable to them.  It is intended that the Plan will assist in the attraction and retention of highly qualified personnel by offering them an additional opportunity to save for retirement beyond the Code limitations affecting qualified retirement plans.  The Plan is hereby amended and restated to comply with the final regulations issued under Code Section 409A for all deferrals of compensation.  This Plan as amended and restated shall apply to all amounts deferred by a Participant under the Plan regardless of whether those amounts were deferred before the effective date of Code Section 409A.  The Plan is also amended to take advantage of certain transition relief for Code Section 409A available under Notice 2006-79.

1.2

Status of Plan.  The Plan is intended to be an unfunded plan maintained by the Company “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and the Plan shall be interpreted and administered consistent with this intent.

ARTICLE 2
DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1

“Account” means a notional account established for the benefit of a Participant under Section 6.1, which may include one or more sub-accounts.

2.2

“Approved Leave of Absence” means a military, sick or other bona fide leave of absence approved by the Company under its policies which does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Company under an applicable statute or by contract.

2.3

“Base Salary” means the annual base salary rate payable by an Employer to an Eligible Employee for services performed during any Plan Year that would be includible in the Eligible Employee’s gross income for such year determined before deductions made with respect to this Plan, the Basic Plan, or any other plan maintained by an Employer permitting pre-tax contributions, such as an Employer-sponsored plan established under Code Section 125.  Base Salary does not include income from stock option exercises, Bonuses and Bonus Deferrals under this Plan, or any other type of incentive award.

2.4

“Basic Deferral” means a Participant’s pre-tax salary deferral contribution under the Basic Plan with respect to a Plan Year.

2.5

“Basic Plan” means the Southwestern Energy Company 401(k) Savings Plan, as the same may be amended.

2.6

“Beneficiary” means the beneficiary or beneficiaries designated by a Participant to receive an amount, if any, payable from such Participant’s Account upon the death of the Participant.  A Participant may designate a Beneficiary by notifying the Committee in writing, at any time before Participant’s death, on a form prescribed by the Committee for that purpose.  A Participant may revoke any Beneficiary designation or designate a new Beneficiary at any time without the consent of a Beneficiary or any other person.  If no Beneficiary is designated or no Beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to the Participant’s estate.

2.7

“Board” means the Board of Directors of the Company.

2.8

“Bonus” means any bonus payable under the Company’s annual incentive plan.

2.9

“Bonus Deferral” means the portion of a Bonus that is deferred by a Participant under Section 4.2 with respect to a Plan Year.

2.10

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.11

“Committee” means the Retirement Committee of the Board.

2.12

“Company” means Southwestern Energy Company, a Delaware corporation, or any successor corporation thereto.

2.13

“Deferral Form” means the document or documents, voice response or electronic media prescribed by the Committee pursuant to which a Participant may make elections to defer a portion of the Participant’s Base Salary or all or a portion of the Participant’s Bonus.

2.14

“Deferrals” means Salary Deferrals, Bonus Deferrals and Matching Allocations.

2.15

“Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than twelve months and the Participant has received at least three months of income replacement benefits under the Employer’s disability plan.  “Disability” also means permanent incapacitation that results in the Participant being determined to be disabled and granted disability benefits under Title II of the Social Security Act.  The effective date of a Participant’s Disability shall be the date on which he or she is determined to be disabled under the Social Security Act without regard to any retroactive period of benefit payments awarded under the Social Security Act.

2.16

“Effective Date” means January 1, 2005, the date of the amendment and restatement of the Plan.

2.17

“Employee” means an employee of an Employer who is an eligible employee within the meaning of the Basic Plan.

2.18

“Eligible Employee” means an Employee designated by the Committee as eligible to participate in the Plan under Section 3.1.

2.19

“Employer” means the Company or any affiliate of the Company that is an adopting employer under the Basic Plan.

2.20

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.21

“Limit” means the Code Section 401(a)(17) limit on compensation, the Code Section 402(g) limit on before tax contributions under the Basic Plan or the Code Section 415 limit on allocations under the Basic Plan.

2.22

“Matching Allocation” means an allocation by the Employer for the benefit of a Participant who is an Eligible Employee, as described in Section 4.3.

2.23

“Participant” means a current or former Eligible Employee who participates in the Plan in accordance with Article 3 or maintains an Account balance hereunder.

2.24

“Payment Form” means the document or documents, voice response or electronic media prescribed by the Committee pursuant to which a Participant shall elect the time and form for distribution of his Account, as provided under Article 8.

2.25

“Plan” means the Southwestern Energy Company Nonqualified Retirement Plan as provided herein and as amended from time to time.

2.26

“Plan Year” means the calendar year.

2.27

“Salary Deferral” means the portion of Base Salary which is deferred by a Participant under Section 4.1 with respect to a Plan Year.

2.28

“Termination of Employment” means when the Participant ceases to perform services for the Company and all majority-owned subsidiaries of the Company, or such services decrease to a level that is 20 percent or less of the average level of services performed by the Participant over the immediately preceding 36-month period.  However, temporary absence from employment because of vacation or Approved Leaves of Absences, and transfers of employment among the Company and its majority-owned subsidiaries shall not be a Termination of Employment.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1

Eligibility.  Eligibility to participate in the Plan shall be limited to those Employees who are determined by the Committee to be members of a select group of management or highly compensated employees and who are designated by the Committee to be eligible to participate in the Plan.  At least ten days prior to the beginning of each Plan Year, the Committee shall notify any such Employee that he is an Eligible Employee and provide him with information regarding the process for making Deferral Elections with respect to such Plan Year.   An Employee who is eligible to make Deferral Elections in one Plan Year is not guaranteed the right to make Deferral Elections in any subsequent Plan Year.  If the Committee determines that an Employee first becomes an Eligible Employee during a Plan Year, the Committee shall notify such Employee of its determination and he will then be eligible to make a Deferral election in accordance with Articles 4 and 5.

3.2

Participation.  An Eligible Employee who properly completes a Deferral Form in accordance with Article 5 shall become a Participant in the Plan on the first date as of which a Salary Deferral or Bonus Deferral is credited to his Account.  A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his Account.

3.3

Suspension of Participation.  If a Participant currently making Salary Deferrals, receiving Matching Allocations or with a pending Bonus Deferral no longer satisfies the eligibility requirements of Section 3.1 during a Plan Year, the Participant’s Deferrals shall continue in effect in accordance with the corresponding election for such Plan Year.  Such a Participant will not be allowed to make Salary Deferrals, Bonus Deferrals or receive Matching Allocations for any subsequent Plan Year until the Participant again satisfies such eligibility requirements.  The Committee shall notify the Participant when he or she is again eligible and the Participant shall be permitted to resume active participation in the Plan as of the Plan Year next following such notification.

ARTICLE 4
DEFERRALS

4.1

Salary Deferrals.  With respect to any Plan Year, an Eligible Employee may irrevocably elect to defer, on a pre-tax basis, up to 75% (in whole percentages) of his Base Salary.  Such an election is a separate and independent election from an election to defer compensation under the Basic Plan.

4.2

Bonus Deferrals.  With respect to any Plan Year, an Eligible Employee may irrevocably elect to defer receipt of all or a portion of his Bonus (in whole percentages).  Notwithstanding the foregoing, the amount of an Eligible Employee’s Bonus eligible for deferral in a given Plan Year shall not exceed the Bonus reduced by the sum of any Basic Deferrals and the amount necessary to satisfy any taxes due with respect to such Bonus.

4.3

Matching Allocations.

(a)

With respect to each Plan Year, a Participant shall receive a Matching Allocation equal to the matching contribution such Participant would have received under the Basic Plan based on such Participant's Basic Deferrals and Salary Deferrals for that Plan Year if no Limit applied reduced by the maximum matching contributions available to the Participant under the Basic Plan for that Plan Year.

(b)

The Employer shall credit the Matching Allocation to the Account of each Participant who is an Eligible Employee and is entitled to such a contribution pursuant to Section 4.3(a) no later than the latest date permitted by Code Section 404 for matching contributions under the Basic Plan with respect to each Plan Year thereunder.

ARTICLE 5
DEFERRAL ELECTION TIMING RULES

5.1

Salary Deferrals.

(a)

General Rule.  An election to defer Base Salary shall be made prior to the Plan Year in which the Base Salary is earned.  The Committee will notify each Eligible Employee of the applicable election period and deadline for filing such election.

(b)

Newly Eligible Employees.  In the case of an Employee who first becomes an Eligible Employee during a Plan Year, an election to defer Base Salary must be made within 30 days after the Eligible Employee first becomes an Eligible Employee.  Such an election is effective for Base Salary earned with respect to any payroll period starting on or after the date the Eligible Employee makes his Salary Deferral Election.

5.2

Bonus Deferrals.

(a)

General Rule.  An election to defer a Bonus must be made prior to the calendar year in which the Bonus is earned.  The Committee will notify each Eligible Employee of the applicable election period and deadline for filing such election.

(b)

Performance-Based Compensation.  If the Committee determines that all or any portion of a Bonus is separately identifiable as “performance-based compensation”, as defined by Treasury Regulation Section 1.409A-1(e), then the Eligible Employee may make the Bonus Deferral election with respect to such Bonus provided that such election is at least six months before the end of the performance period.  In no event may an election under this paragraph be made after the amount of such Bonus has become readily ascertainable.

(c)

Newly Eligible Employees.  An Employee who first becomes an Eligible Employee during a Plan Year may make a Bonus deferral election but such election shall only apply to the portion of the Bonus that is earned after the date the Eligible Employee makes his or her Bonus Deferral election.

5.3

Deferral Forms; Irrevocability.  All Deferral Forms must be timely filed, recorded or otherwise made in the manner prescribed by the Committee.  An Eligible Employee may change a prior election up to the date established under this Article 5.  However, from and after the last date permitted for making such elections, all deferral elections pursuant to this Article 5 shall be irrevocable, except as provided in Sections 8.4(a), (b) and (c).

5.4

No Rolling Election.  A Deferral Form for a Plan Year shall not apply to subsequent Plan Years.  If no election to defer Base Salary or Bonus is made for a given Plan Year, no such deferrals shall be made for such Plan Year.

ARTICLE 6
ACCOUNTS

6.1

Accounts.  The Committee shall establish an Account for each Participant to reflect Salary Deferrals, Bonus Deferrals and Matching Allocations, if any, made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Account.  A separate sub-account shall be established for Salary Deferrals, Bonus Deferrals and Matching Allocations, if any.  The Accounts are established solely for the purposes of tracking Salary Deferrals, Bonus Deferrals and Matching Allocations and any income adjustments thereto.  The Accounts shall not be used to segregate assets for payment of any amounts deferred or allocated under the Plan.

6.2

Crediting of Accounts.  Salary Deferrals shall be credited as of the end of each payroll period, and Bonus Deferrals shall be credited as of the date on which the Bonus would otherwise be paid.  Matching Allocations shall be credited as provided in Section 4.3(b).

6.3

Investments for Accounts.

(a)

Amounts credited to each Participant’s Account shall be deemed invested, in accordance with the Participant’s directions, in one or more investment funds that are available under the Plan.  If a Participant does not make investment elections with respect to amounts credited to his Account, such amounts shall be deemed invested in the investment fund selected by the Committee from time to time.

(b)

A Participant shall make his investment fund selections in any manner established by the Committee, including through a website made available for such purpose.  Investments must be made in whole percentages.  A Participant may change his investment elections at any time, or may reallocate amounts invested among the investment funds available under the Plan.

6.4

Expenses.  Expense charges for transactions performed for each Participant’s sub-accounts and any deemed investment management fees shall be debited against each respective sub-account.  In addition, the Committee may designate other Plan charges and administrative expenses that will be debited against Participants’ Accounts.

ARTICLE 7
VESTING

A Participant shall at all times have a fully vested and nonforfeitable right to any Salary Deferrals, Bonus Deferrals and Matching Allocations, credited to the Participant’s Account, adjusted for deemed income, gain and loss attributable thereto.

ARTICLE 8
DISTRIBUTION OF ACCOUNTS

8.1

Time of Distribution.  A Participant’s Account shall be distributed in the form provided in Section 8.2 upon the first to occur of:

(a)

The later of the seventh month following the Termination of Employment or the January immediately following the calendar year in which the Participant incurs a Termination of Employment;

(b)

The month following the Participant’s death; or

(c)

The month following the Participant’s Disability.

8.2

Election as to Form.  When a Participant first becomes an Eligible Employee and elects to make a Salary Deferral and/or Bonus Deferral, such Participant shall elect the distribution form that shall apply to all amounts credited to the Participant’s Account.  A Participant may elect to receive his Account in the form of either a lump sum or annual installments of up to ten years.

Any such election shall be made in accordance with procedures and rules established by the Committee.  If a Participant does not make an election as to the distribution form for his Account, such Participant’s Account shall be paid in a single lump sum.

8.3

Permitted Acceleration of Payment.  Except as provided in this Section, neither a Participant not the Company may revoke an existing deferral election, or modify an existing payment election.

(a)

Limited Cash-Outs.  In the event that when a Participant dies, incurs a Termination of Employment, or otherwise becomes entitled to payment of his Account hereunder, the balance of the Account (together with any other accounts under plans required to be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c)(2)) is less than the applicable dollar amount under Code Section 402(g)(1)(B), the Participant’s Account shall be paid out in a single lump sum during the calendar quarter beginning immediately after the triggering payment event regardless of the Participant’s payment election.

(b)

Unforeseeable Emergency.  In the event of an “unforeseeable emergency” as defined in Section 8.4, a Participant’s Deferral Elections may be revoked and his Account may be distributed as provided in Section 8.4, regardless of the Participant’s deferral or payment elections.

(c)

Offsets for Debts to Company.  The Committee may accelerate the payment time or schedule of a Participant’s Account hereunder as satisfaction of the Participant’s debt to the Company, provided the debt is incurred in the ordinary course of the Participant’s employment relationship, the entire amount of the reduction does not exceed $5,000 in any Plan Year and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(d)

Bona Fide Disputes.  The Committee may accelerate the time or schedule of a Participant’s payment of his Account hereunder, or portion thereof, where the accelerated payment occurs as part of a settlement between the Participant and the Company of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.  Such accelerated payment must reflect at least a 25 percent reduction in the value of the amount that would have been payable had there been no dispute as to the Participant’s right to the payment.

8.4

Unforeseeable Emergency.  If a Participant experiences an unforeseeable emergency, the Participant may cease his Deferrals and/or receive a distribution of only that portion, if any, of the Participant’s Account that the Committee determines is necessary to satisfy such emergency, including any amounts necessary to pay any income taxes reasonably anticipated to result from the distribution.  A Participant requesting to cease Deferrals and/or take a distribution due to an unforeseeable emergency shall apply for the distribution in writing using a form prescribed by the Committee for that purpose and shall provide such additional information as the Committee may require.  For purposes of the Plan, an “unforeseeable emergency” means a severe financial hardship resulting from:

(a)

Illness or accident of the Participant, his spouse, Beneficiary or a dependent of the Participant;

(b)

Loss of the Participant’s property due to casualty; or

(c)

Any other similar extraordinary and unforeseeable circumstance arising from events beyond the Participant’s control that constitutes an unforeseeable emergency within the meaning assigned that term by Code Section 409A.

8.5

Taxes.  Income taxes and other taxes payable with respect to an Account shall be deducted from such Account.  All taxes that the Committee determines are required to be withheld from any payments made pursuant to this Article 8 shall be withheld.

ARTICLE 9
PLAN ADMINISTRATION

9.1

Plan Administration and Interpretation.  The Committee shall oversee the administration of the Plan.  The Committee shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Eligible Employee, Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan.  Benefits under the Plan shall be paid only if the Committee decides in its discretion that the Eligible Employee, Participant or Beneficiary is entitled to them.  Notwithstanding any other provision of the Plan to the contrary, the Committee shall have complete discretion to interpret the Plan and to decide all matters under the Plan.  Such interpretation and decision shall be final, conclusive and binding on all Eligible Employees, Participants and any person claiming under or through any Eligible Employee or Participant, in the absence of clear and convincing evidence that the Committee acted arbitrarily and capriciously.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer or a trustee (if any).  The Committee shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

9.2

Powers, Duties, Procedures.  The Committee shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as the Committee may establish.

9.3

Claims Procedure.

(a)

Initial Claim Determination.  Claims by a Participant or Beneficiary shall be presented in writing to the Committee.  The Committee shall review the claim and determine whether the claim should be approved or denied.  In the event the claim is denied (in whole or in part), the Committee shall notify the Participant or Beneficiary in writing of such denial within 90 days after receipt of the claim.  The letter of denial shall set forth the following information:

(i)

the specific reason or reasons for the denial;

(ii)

specific reference to pertinent Plan provisions on which the denial is based;

(iii)

a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)

an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 60 days after such notice has been received, a written request for such review; and

(v)

an explanation that if such request is so filed, the claimant or his authorized representative may review relevant documents and submit issues and comments in writing within the same 60 day period specified in paragraph (a)(iv) above.

(b)

Extension of Time for Notice of Denial.  If special circumstances require an extension of time beyond the 90 day period described in paragraph (a) above, the claimant shall be so advised in writing within the initial 90 day period.  In no event shall such extension exceed an additional 90 days.  If the Committee does not respond within 90 or 180 days, the claimant may consider the appeal denied.

(c)

Appeal of the Committee’s Determination.  Any claimant may submit a written request for review of the decision denying the claim if:

(i)

The claim is denied by the Committee;

(ii)

No reply at all is received after 90 days; or

(iii)

The Committee has extended the time by an additional 90 days and no reply is received.

(d)

Time of Committee Decision.  The decision of the Committee shall be made promptly, and not later than 60 days after the Committee receives the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receiving the request for review.  The claimant shall be given a copy of the decision promptly.  The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.  If the Committee does not respond within 60 or 120 days, the claimant may consider the appeal denied.

(e)

Exhaustion of Remedy.  No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until he has first exhausted the procedures set forth in this Section.

9.4

Information.  To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Committee may require.

9.5

Indemnification of Committee.  The Employer agrees to indemnify and to defend to the fullest extent permitted by law any director, officer or employee who serves on the Committee (including any such individual who formerly served on the Committee) against all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Employer in writing in advance) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 10
AMENDMENT AND TERMINATION

10.1

Authority to Amend and Terminate.  Subject to Section 10.2, the Committee shall have the right to amend, terminate and/or liquidate the Plan at any time.  The Committee reserves the right to amend or modify the Plan in order to comply with Code Section 409A.  If this Plan is to be terminated and liquidated, all deferred compensation plans of the same type under Treasury Regulation Section 1.409A-1(c)(2) must also be terminated and liquidated, and no deferred compensation plan of that same type may be established by the Company for three years following the termination.  If the Plan is terminated and an irrevocable trust has been established (as described in Section 11.1), the trust will pay benefits as provided under the amended or terminated Plan.

10.2

Existing Rights.  Except for an amendment to comply with Code Section 409A, no amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his Account prior to the later of the date such amendment or termination is adopted or effective.

10.3

Transition Relief Amendment.  During the election period in 2008 established by the Committee, each Participant at that time may make a distribution form election that will apply to his entire Account, excluding any portion of the Account that was otherwise payable in 2008.  This amendment is made pursuant to the transition rules for Code Section 409A under Section 3.02 of IRS Notice 2006-79.

ARTICLE 11
MISCELLANEOUS

11.1

No Funding.  The Company intends that the Plan constitute an “unfunded” plan for tax purposes and for purposes of Title I of ERISA; provided that the Committee may authorize the creation of trusts and deposit therein cash or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Any such trust or other arrangements shall be consistent with the unfunded status of the Plan, unless the Committee otherwise determines with the consent of each Participant.

11.2

General Creditor Status.  The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan and Participants and Beneficiaries shall have the status of general unsecured creditors of the Company.  Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Company or of any other person.

11.3

Non-assignability.  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise under the Plan.

11.4

Participants Bound.  Any action with respect to the Plan taken by the Committee or a trustee (if any), or any action authorized by or taken at the direction of the Committee or a trustee (if any), shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

11.5

Satisfaction of Claims; Unclaimed Benefits.  Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims under the Plan against the Employer, the Committee and a trustee (if any) under the Plan, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the

Committee may cause the payment or payments becoming due to such person to be made to another person for his benefit without responsibility on the part of the Committee, the Employer or a trustee (if any) to follow the application of such funds.  In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company.  Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

11.6

Governing Law and Severability.  To the extent not preempted by federal law, the Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Texas.  If any provision is held by a court of competent jurisdiction to be invalid or unenforceable for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

11.7

Not Contract of Employment.  The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person.  Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time, with or without cause, nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person’s right to terminate his employment at any time.

11.8

Headings.  Headings and subheading in the Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

11.9

Number and Gender.  Any reference in this Plan to the singular includes the plural where appropriate, and any reference in this Plan to the masculine gender includes the feminine and neuter genders where appropriate.

The Company has caused this amended and restated Plan document to be executed by a duly authorized officer on this 20th day of December, 2007, to be effective as of January 1, 2005.

SOUTHWESTERN ENERGY COMPANY

By:        /s/ GREG D. KERLEY
            Greg D. Kerley

Its: Executive Vice President and CFO